                                                                    EXHIBIT 99.3


                          NEWMONT MINING CORPORATION
                              1700 LINCOLN STREET
                            DENVER, COLORADO 80203
                                (303) 863-7414


   RONALD C. CAMBRE                                     TELEPHONE (303) 863-7414
  CHAIRMAN, PRESIDENT                                  TELECOPIER (303) 837-5928
          AND
CHIEF EXECUTIVE OFFICER

                                                            October 22, 1996


Sante Fe Pacific Gold Corporation
6200 Uptown Blvd. NE, Suite 400
Albuquerque, NM  87100

Attention: Mr. Patrick M. James

Gentlemen:


        In connection with the consideration of a possible transaction between Santa Fe Pacific Gold Corporation ("Santa Fe") and Newmont Mining Corporation (the "Company"), each of Santa Fe and the Company has requested information concerning the other (each such party, as the context requires, the "disclosing party"). As a condition to each party being furnished such information (each such party, as the context requires, the "receiving party"), each receiving party agrees to treat any information concerning the disclosing party (whether prepared by the disclosing party, its advisors or otherwise and whether documentary, computerized or oral) which is furnished by or on behalf of the disclosing party (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter and to take or abstain from taking certain other actions herein set forth. The term "Evaluation Material" does not include information which (i) is already in the receiving party's possession, provided that such information is not known by such receiving party to be subject to another confidentiality agreement with or other obligation of secrecy to the disclosing party or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the receiving party or its directors, officers, employees, agents or advisors, or (iii) becomes available to the receiving party on a nonconfidential basis from a source other than the disclosing party or its advisors, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with or other obligation of secrecy to the disclosing party or another party.

        Each receiving party hereby agrees that the Evaluation Material furnished by or behalf of the disclosing party will be used solely for the purpose of evaluating a possible transaction between Santa Fe and the Company
(a "Transaction"), and that, except as required by applicable law, such information will be kept confidential by each receiving party and its directors, officers, employees and advisors; provided, however, that (i) any of such information may be disclosed to the directors, officers and employees and representatives of the advisors of each receiving party who need to know such information for the purpose of evaluating any such possible Transaction

Mr. Patrick M. James
October 22, 1996
Page 2


(it being understood that such directors, officers, employees and representatives shall be informed by each receiving party of the confidential nature of such information, shall agree to treat such information confidentially and the receiving party shall be responsible for any breach of this letter agreement by any or its directors, officers, employees or representatives), and
(ii) any disclosure of such information may be made to which the disclosing party consents in writing. In this regard, neither party shall use Evaluation Material for the purpose of developing or using any process or technology which is the same as a process or technology described in or revealed by the Evaluation Material; provided, however, that this sentence shall not prevent any party from developing or using any process or technology which it can demonstrate it is using or has under development on the date hereof.

     Each party hereby acknowledges that it is aware, and that it will advise such directors, officers, employees and representatives who are informed as to the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     In addition, without the prior written consent of the disclosing party, except as required by applicable law, the receiving party will not, and will cause such directors, officers, employees and representatives not to, disclose to any person either the fact that discussions or negotiations are taking place concerning a possible transaction between Santa Fe and the Company or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof.

     In the event that a receiving party or any of its representatives receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a subpoena or order issued by a court of competent jurisdiction or by a governmental body, the receiving party agrees to
(i) immediately notify the disclosing party of the existence, terms and circumstances surrounding such a request, so that it may seek an appropriate protective order and/or waive the receiving party's compliance with the provisions of this letter agreement (and, if the disclosing party seeks such an order, to provide such cooperation as the disclosing party shall reasonably request) and (ii) if disclosure of such information is required in the opinion of the receiving party's counsel, exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such of the disclosed information which the disclosing party so designates.

     Although each disclosing party has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of the receiving party's investigation, it is agreed that neither the disclosing party nor any of its representatives or

Mr. Patrick M. James
October 22, 1996
Page 3


advisors have made or make any representation or warranty as to the accuracy or completeness of the Evaluation Material. It is agreed that neither disclosing party nor its representatives or advisors shall have any liability to the receiving party or any of its representatives or advisors resulting from the use or content of the Evaluation Material except as may be included in any definitive agreement with respect to a Transaction.

     If either of us determines not to proceed with a Transaction, such party will promptly inform the other party. Each of us acknowledges and agrees that neither of us has made any decision to pursue any Transaction and each of us will have the right in its sole discretion, without giving any reason therefor, at any time to terminate discussions with the other party concerning a possible Transaction, or to elect not to pursue any such Transaction. Each party agrees, and agrees to cause its respective representatives, as promptly as practicable following a request form the disclosing party, to redeliver to the disclosing party all written Evaluation Material and any other written material containing or reflecting any information in the Evaluation Material (whether prepared by the receiving party, its advisors or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such written material. Upon request from the disclosing party, all documents, memoranda, notes and other writing whatsoever prepared by the receiving party or its advisors based on the information in the Evaluation Material shall be destroyed, and such destruction shall be certified in writing to the disclosing party by an authorized officer supervising such destruction.

     Each party agrees that unless and until a definitive agreement between the parties hereto with respect to a Transaction has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to a Transaction by virtue of this or any written or oral expression with respect to such a Transaction by any of its directors, officers, employees, or other representatives or its advisors or representatives thereof except for the matters specifically agreed to in this letter.

     We each agree that for a period of two years from the date of this agreement, we will not, directly or indirectly, solicit for employment or hire any employee of the other party or any subsidiary thereof with whom we have had contact in connection with our consideration of a Transaction; provided, however, that the foregoing provision will not prevent either of us from employing any such person (i) who contacts us on his or her own initiative without any direct or indirect solicitation by or knowing encouragement from us, (ii) as a result of placing advertisements in trade journals, newspapers or similar publications or (iii) as a result of the efforts of executive recruiters who contact such persons on their own initiative.

     It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege under this letter shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

Mr. Patrick M. James
October 22, 1996
Page 4

     The parties hereto acknowledge that money damages are an inadequate remedy for breach of this letter agreement because of the difficulty ascertaining the amount of damage that will be suffered in the event that this agreement is breached. Therefore, each party agrees that the other may obtain specific performance of this agreement and injunctive or other equitable relief as a remedy for any such breach, and each party further waives any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this letter agreement, but shall be in addition to all other remedies available at law or equity. If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     This letter agreement shall remain in effect until the earlier of (i) two years from the date hereof, and (ii) consummation of a Transaction.

     The letter shall be governed by and construed in accordance with, the internal laws of the State of New York.

                                        Very truly yours,

                                        Newmont Mining Corporation

                                        By: /s/ Ronald C. Cambre
                                            -------------------------
                                        Name:  Ronald C. Cambre
                                        Title:  Chairman, President and Chief
                                                Executive Officer

Confirmed and Agreed to:

Santa Fe Pacific Gold Corporation

By: /s/ Patrick M. James
    ----------------------------
   Name:   Patrick M. James
   Title:  Chairman, President and
           Chief Executive Officer

   Date:   10/25/96